Exhibit 99.1

News Release
HP Acquires Control of Autonomy Corporation plc Positions HP as a leader in fast-growing enterprise information management and data market

PALO ALTO, Calif., Oct. 3, 2011 – HP today announced that it has acquired control of Autonomy Corporation plc (LSE: AU. or AU.L).

Holders of 213,421,299 Autonomy shares have accepted HP’s previously announced offer to purchase the entire share capital of Autonomy at a price of £25.50 per share in cash, representing approximately 87.34 percent of the current issued share capital of Autonomy.  As such, all conditions relating to the offer have now been satisfied, allowing HP to acquire control of Autonomy.

The acquisition positions HP as a leader in the large and growing enterprise information management space.  Autonomy’s software offerings power more than 25,000 customer accounts worldwide and, as part of HP, will provide high-value business solutions to help customers manage the explosion of unstructured and structured information.  Autonomy offers solutions that are complementary across HP’s enterprise offerings and strengthens the company’s data analytics, cloud, industry and workflow management capabilities.

“We are committed to helping our customers solve their toughest IT challenges.  The exploding growth of unstructured and structured data and unlocking its value is the single largest opportunity for consumers, businesses and governments,” said Meg Whitman, HP president and chief executive officer. “Autonomy significantly increases our capabilities to manage and extract meaning from that data to drive insight, foresight and better decision making.”

As previously announced, Autonomy will operate as a separate business unit.  Dr. Mike Lynch, the founder and chief executive officer of Autonomy, will continue to lead the Autonomy business and will report to Whitman.

“This is a historic day for Autonomy, our employees and the customers we serve, as we combine HP’s phenomenal assets and Autonomy’s specialized skills to produce systems that handle all the information in the enterprise, regardless of the format it is in,” said Lynch. “We are at the dawn of a new era when it is the ‘I’ in IT that is changing, not just the ‘T.’”

Editorial Contacts Mylene Mangalindan, HP +1 650 236 0005 corpmediarelations@hp.com Michael Thacker, HP +1 650 857 2254 corpmediarelations@hp.com www.hp.com/go/newsroom

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News Release

HP’s offer to purchase the remaining Autonomy shares remains open. Further information is available at www.hp.com/investor/offerdocuments.

About HP

HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. The world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure at the convergence of the cloud and connectivity, creating seamless, secure, context-aware experiences for a connected world. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

THIS RELEASE IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE OFFER IS BEING MADE SOLELY THROUGH THE OFFER DOCUMENT AND (IN RESPECT OF AUTONOMY SHARES HELD IN CERTIFICATED FORM) THE RELATED FORM OF ACCEPTANCE. ANY ACCEPTANCE OF OTHER RESPONSE TO THE OFFER SHOULD BE MADE ONLY ON THE BASIS OF THE INFORMATION CONTAINED IN THESE DOCUMENTS.

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements of the plans, strategies and objectives of management for future operations, including execution of growth strategies, transformation initiatives and restructuring plans; any statements concerning expected development, performance or market share relating to products and services; any statements regarding anticipated operational and financial results; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; the competitive pressures faced by HP’s businesses; the development and transition of new products and services (and the enhancement of existing products and services) to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its customers, suppliers and partners; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; integration and other risks associated with business combination and investment transactions; the hiring and retention of key employees; expectations and assumptions relating to the execution and timing of growth strategies, transformation initiatives and restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2011 and HP’s other filings with the Securities and Exchange Commission, including but not limited to HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2011 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.

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